Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 18, 2015, (except for Notes 12 and 13, as to which the date is October 13, 2015) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-207400) and the related Prospectus of Apellis Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Louisville, Kentucky

November 2, 2015